Exhibit 10.21

Fujian Provincial Government Procurement Contract

Preparation Description

1. The contract shall be signed in accordance with the Government Procurement Law of the People's Republic of China and the Contract Law of the People's Republic of China.

2. When signing the contract, both Purchaser and Winning Bidder shall fill in the corresponding contents in the light of the requirements of Chapter V of the Bidding Document. Where relevant requirements are given in Chapter V of the Bidding Document, neither party shall change or adjust such requirements; where no relevant requirements are given in Chapter V of the Bidding Document, both parties can agree on them through friendly negotiation.

Party A: The Fifth Hospital of Xiamen

Party B: Fuzhou Yukai Trading Co., Ltd.

Based on the bidding result of the Medical Equipment Repair and Maintenance project of The Fifth Hospital of Xiamen Project numbered [350213]XH[GK]2019021-1(hereinafter referred to as "the Project"), the winning bidder of the Project is Party B. Now, both parties have concluded this contract through friendly consultation on the following matters:

1. The following documents shall be deemed to be construed as an integral part of this contract:

1.1 Contract terms;

1.2 Bidding Document and Party B's Tending Document;

1.3 Other documents or materials: none.

2. Subject matter of the contract

Package No.	Item No.	Item Code	Item Name	Product Name	Quantity	Unit of Measurement	Type of Place of Origin	Unit Price	Amount	Brand	Model, Specifications, etc.	Product Nature
1	1-1	C190199	Other Medical and Health Services	Other Medical and Health Services	1	Item	Domestic	¥2,620,000	¥2,620,000	/	/	None
Total:				¥2,620,000. 00

3. Total contract amount

3.1 The total contract amount in word is CNY TWO MILLION SIX HUNDRED AND TWENTY THOUSAND ONLY (¥2,620,000.00).

4. Time, place and conditions of delivery of the subject matter of this contract

4.1 Delivery time: Delivery within 30 days after the contract is signed.

4.2 Place of delivery: No. 101, Min’an Road, Maxiang Town, Xiang’an District, Xiamen City, Fujian Province;

4.3 Delivery conditions: Execute according to the contract.

5. The subject matter of the contract shall comply with the provisions or agreements of the following Bidding Document and Party B's Tending Document:

Subject to Bidding Document with bidding No. [350213] XH[GK]2019021-1 and relevant documents.

6. Acceptance

6.1. The acceptance shall be carried out according to the provisions or agreements of the following Bidding Document and Party B's Tending Document:

Subject to Bidding Document with bidding No. [350213] XH[GK]2019021-1 and relevant documents.

6.2 Whether any other bidders are invited to participate in the acceptance of the Project?

No

7. The payments under this contract shall comply with the requirements of Bidding Document, and details are as follows:

Payment Stage	Payment Proportion (%)	Note to Payment Stage
1	50	Payment by annual, within one month after contract is started, pay 50% of the annual payment.
2	40	In the 12th month of the contract execution, pay 40% of the annual payment, deducting the salaries and benefits of the two engineers of the hospital, and the hospital’s advance payment for accessories and related expenses.
3	10	After the execution of the contract, pay 10% of the quality bond according to the assessment results.

8. Performance bond

None.

9. Contract term: from January 16, 2020 to February 15, 2022

10. Liability for breach of contract

Subject to Bidding Document with bidding No. [350213] XH[GK]2019021-1 and relevant documents.

11. Intellectual property rights

11.1 The subject matter of this contract provided by Party B shall be in line with the provisions of national intellectual property laws and regulations and shall not be a counterfeit or shoddy product; besides, Party B shall ensure that Party A will not be accused by a third party of infringing intellectual property rights related to patents, trademarks or industrial design. If any third party initiates such an accusation, it shall have nothing to do with Party A, and Party B shall negotiate with such third party and bear all possible legal liabilities, costs and consequences; in case Party A suffers losses as a result, Party B shall compensate for such losses.

11.2 If the subject matter of this contract provided by Party B does not comply with the provisions of national intellectual property laws and regulations or is recognized as a counterfeit or shoddy product by relevant competent authorities, Party B's bid winning qualification will be canceled, and Party A will also deal with it in accordance with relevant laws, regulations and rules, specifically, Bidding Document with bidding No. [350213] XH[GK]2019021-1 and relevant documents.

12. Dispute resolution

12.1 Both parties shall settle any dispute through negotiation.

12.2 If negotiation fails, either party may settle it through one of the following ways:

☒ Submit to the Arbitration Commission for Arbitration, specifically, the Arbitration Commission of the place where Party A is located for arbitration.

☒ Bring a lawsuit to the people's court, specifically, the people's court with jurisdiction at the place where Party A is located.

13. Force majeure

13.1 In case of breach of contract due to force majeure, the party suffering from such force majeure event shall timely notify the other party of the reason why it can not perform or fully perform the contract, and shall provide the other party with sufficient evidence proving the occurrence and duration of such event within 15 days after obtaining certification from relevant competent authorities. Based on the above behaviors, the party suffering from the force majeure event is allowed to delay performing, partially perform or be free of performing the contract, and may be exempted from the liability for breach of contract in part or in whole as appropriate.

13.2 Force majeure alleged in this contract refers to unforeseeable, unavoidable and insurmountable objective conditions, including but not limited to natural disasters such as earthquake, typhoon, flood and fire, government actions, legal provisions or changes in their application, or any other unforeseeable, unavoidable or uncontrollable events.

14. Contract terms

(I) General service requirements

1.1 All included equipments provide maintenance service for the whole machine, including maintenance and accessories, excluding disposable consumables and UPS batteries.

1.2 Party B shall be responsible for the labor and spare parts of the serviced equipment during the service period, provide maintenance services for an unlimited number of times, and replace unlimited spare parts required for maintenance. Maintenance cost for man-made damages shall be borne by the hospital.

1.3 14 experienced maintenance staff appointed by Party B will be responsible for the daily operation inspection and sudden failure handling of medical equipment, and the basic wages of these staff (excluding social insurance, medical insurance, welfare and overtime wages) shall not be lower than the minimum living wage standard stipulated by Xiamen. The hospital may recruit 2 engineers by itself, and they belong to the hospital. Their salaries and benefits will be paid by the hospital, but the expenses shall be deducted from the maintenance expenses of Party B.

1.4 Party B must pay social insurance for more than 6 months for appointed staff and provide proof to ensure the stability of the staff.

1.5 Repair calls shall be answered 24 hours a day. 400 service and supervision hotline shall be set up.

1.6 All serviced equipment shall be affixed with service and maintenance labels, and the label content shall include: responsible engineer, repair call, service and supervision hotline, maintenance time validity and other information.

1.7 Resident service engineers shall have the same working hours as hospital staff, dress the same, be professional and polite, and not have any adverse effects on the daily medical activities of the hospital; engineers who need to ask for leave or time off in lieu shall explain the situation in advance. Resident service engineers shall be responsible for the corresponding departments and equipment maintenance according to their own technical characteristics, and the responsibility shall be assigned to individuals. For special projects in hospital, special personnel shall be assigned, such as gas system, measurement quality control, equipment acceptance, etc.

1.8 Party B shall establish a maintenance center in the hospital equipped with regular maintenance tools and common maintenance spare parts, and set up a spare parts warehouse containing common parts such as blood oxygen probe, ECG cable, monitor battery, bulbs for shadowless light, etc.

1.9 The average equipment repair time shall be no more than 7 days. During the maintenance, if there are problems that are difficult to judge or cannot be solved in a short time, service engineers of Party B shall report to the equipment department in time, and cooperate with other related personnel to carry out maintenance in a timely manner. The equipment department may take the lead when necessary. If the equipment is not repaired for more than 7 days, the hospital may repair and purchase related parts by itself, and Party B shall bear the relevant expenses.

1.10 Resident engineers shall communicate with equipment users frequently on operation and maintenance services, actively listen to the feedback on the equipment used from users, and improve the quality of maintenance services positively. Engineers shall count the maintenance times, the replacement volume of parts and the time validity of equipment maintenance every month. After engineers repair the equipment, they shall track the equipment usage in time and write maintenance record sheets.

1.11 Spare parts replaced in the maintenance shall be in line with the operation standards of the whole machine, and high-value parts shall be provided with certificates such as product registration certificate or qualification certificate.

1.12 Arrival time of high-value spare parts shall not exceed 7 days, and the damage of high-value spare parts shall be reported to the equipment management department for record within 24 hours.

1.13 It shall be guaranteed that the qualified rate of equipment measure inspection is >90%, and maintenance plans shall be provided for unqualified equipment.

1.14 Equipment safety: safety shall be a top priority. Any possible safety problems involving medical staff and patients during the service process must be reported to the equipment management department in writing and by telephone within 24 hours.

(2). Maintenance service requirements

2.1 Regular maintenance: in order to ensure the normal use of instruments and equipment, Party B shall dedust and clean them based on the risk level of the equipment and the performance requirements the Instruments and Equipment, conduct performance testing, timely check and replace vulnerable parts, and check the voltage stabilization and grounding conditions of the equipment. Detailed contents of preventive maintenance shall include:

① Appearance inspection: first check whether all buttons, switches, connectors and sockets of instruments are loose or misplaced, whether the contacts between plugs and sockets are oxidized, rusted or poor, whether power cables are aging, whether heat dissipation and exhaust functions are normal, and whether various kinds of grounding and pipes are well-connected.

② Cleaning and maintenance: cleaning of surface and internal electrical and mechanical parts of instruments, including washing of filter screens and relevant pipes, sterilization and cleaning of relevant plugs and sockets to avoid poor contacts, and lubrication of necessary mechanical parts.

③ Replacement of vulnerable parts: timely replace the parts that are not qualified because of the expiration of their service life or performance degradation or the parts that should be regularly replaced as required in their operation manuals, so as to eliminate obvious and potential faults of the equipment and prevent possible expansion of faults or failure of complete machines.

6.4 Due to the strong openness and adaptability of the system, all query reports must support functions like EXCELL exporting, multi-field combined filtering and sorting, and can customize whether to display and print.

6.5 The system must have excellent flow, operability and ease of use, and shall support the full-process navigation mode and function list mode. After staff set permissions, operators can only see their own operation functions when they enter the system, and the system can automatically set the operator's common functions according to his/her frequency of use.

6.6 The management system shall include but not be limited to the following functions: equipment purchase management, asset management, maintenance management, measuring instrument/special equipment management, benefit analysis, and adverse events reporting management.

6.7 After the contract ends, the copyright and use right of the equipment management system belong to the hospital.

(7) Evaluation and punishment methods:

7.1 When the satisfaction degree of the department is less than 90%, 10% of the quality deposit will be deducted; when less than 80%, 30% of the deposit will be deducted; when less than 70%, 40% of the deposit will be deducted; and when less than 60%, 100% of the deposit will be deducted. If the degree is less than 60% for two consecutive years, the purchaser has the right to terminate the contract unilaterally.

7.2 Department satisfaction includes two parts: satisfaction of equipment departments and satisfaction of clinical use departments, each with a score weight of 50%. The score scale of department satisfaction is shown in the appendix.

7.3 The specific assessment contents shall be formulated by the hospital according to the actual situation.

15. Other agreements

15.1 The text of this contract has the same legal effect as this contract.

15.2 Matters not covered in the contract may be supplemented by both parties.

15.3 This agreement will take effect since being signed

15.4 The paper documents of this contract are in quadruplicate. The electronic text of the contract is automatically filed through the online public information system on Government Procurement. The paper copy of the contract must be consistent with the filed electronic copy, and the latter shall prevail and have the same effect.

Party A:	The Fifth Hospital of Xiamen	Party B:	Fuzhou Yukai Trading Co., Ltd.
Domicile:	No. 101, Min’an Road, Maxiang Town, Xiang’an District, Xiamen City, Fujian Province	Domicile:	Room 909-911, Xinya Building, No. 121, Dongjie Sub-district, Gulou District, Fuzhou
Principal:		Principal:	Zheng Weiping
Entrusted Agent:		Entrusted Agent:
Contact information:		Contact information:
Bank of Deposit:		Bank of Deposit:	Fuzhou Liuyi Sub-branch of China Construction Bank
Account No.:		Account No.:

Signed at The Fifth Hospital of Xiamen

Signed on February 21, 2020

Purchase and Sale Integrity Contract of Pharmaceutical Products in Medical and Health Institutions

Party A (medical and health institutions): The Fifth Hospital of Xiamen

Party B (pharmaceutical production and operation enterprises and their agents): Fuzhou Yukai Trading Co., Ltd.

In order to further strengthen the construction of medical and health practices, regulate the purchase and sale of medicines in medical and health institutions, effectively prevent commercial bribery, and create a fair, honest and trustworthy purchase and sale environment, both parties agree to sign this contract after negotiation, and jointly abide by:

I. Both parties shall purchase and sell pharmaceutical products such as medicines, medical equipment, and medical consumables in accordance with the Contract Law and the Purchase and Sale Contract of Pharmaceutical Products.

II. Party A shall strictly implement the acceptance and storage system of the Purchase and Sale Contract of Pharmaceutical Products, inspect the purchased pharmaceutical products and invoices, and shall not violate the relevant regulations to make purchase outside the contract, against the price, or from non-specified channels.

III. Party A shall be strictly prohibited from accepting rebates given by Party B in any name or form, and shall not link the acceptance of donations with purchase. The staff of Party A shall not participate in the entertainment activities of the commercial entertainment places arranged and paid by Party B, and shall not ask Party B for cash, negotiable securities, payment documents and valuable gifts in any form. Money and goods forced to be accepted by Party B shall be refunded. If it cannot be refunded, the staff of Party A have the responsibility to report the situation to the relevant discipline inspection and supervision department truthfully.

IV. It shall be strictly forbidden for the staff of Party A to collect information about the dosage of medical products of individual physicians and clinical departments for Party B through any means and methods, or to provide convenience for Party B's statistics.

V. Party B shall not affect the choice of Party A's staff to purchase or use pharmaceutical products by means of rebates, banquets and others, and shall not provide travel or pay for board and lodging beyond the standard during academic activities.

VI. Party B appoints Ye Botao as the sales representative to negotiate business. The sales representative must make contact at the place designated by Party A for negotiation during working hours, and shall not sell pharmaceutical products in the inpatient department, outpatient department, medical technology department, etc. It shall not be allowed to visit Party A's relevant leaders, department heads and relevant staff's homes for interviews and offer any benefits.

VII. If Party B's violation of the contract is discovered, Party A has the right to terminate the contract and report to the relevant health and family planning administrative departments. If Party B is listed as having adverse records of commercial bribery, it shall be handled in strict accordance with the relevant regulations of "Notice Issued by the National Health Commission on Printing and Distributing (Regulations on Establishing Adverse Records of Commercial Bribery in the Field of Pharmaceutical Purchase and Sales)" (National Health Commission (2013) No. 50) and "Notice Issued by Fujian Health Commission on Printing and Distributing (Implementation Measures for Commercial Bribery Adverse Records in the Field of Pharmaceutical Purchase and Sales in Fujian) (Fujian Health Commission (2014) No. 45).

VIII. As an important part of the Purchase and Sale Contract for Pharmaceutical Products, this contract shall be executed together with the Purchase and Sale Contract, and have the same legal effect.

IX. The contract is made in quadruplicate, with each party holding one copy, Party A's discipline inspection and supervision department (primary medical and health institutions report to higher-level health administrative department) holding one copy, and the bidding agency holding one copy for the record, and the contract will take effect from the date of signing.

Party A: (Stamp)	The Fifth Hospital of Xiamen	Party B:	Fuzhou Yukai Trading Co., Ltd.
Legal representative (Principal):		Legal representative (Principal):	Zheng Weiping
Entrusted Agent:		Entrusted Agent:	Ye Baitao [signature]

Signed on February 21, 2020		Signed on February 21, 2020

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